UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  September 1, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691              13-1502798
(State of Incorporation) (Commission File Numbe   (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on September 1, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report
August traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines,Inc.


                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  September 5, 2006




                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release






                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Friday, Sept. 1, 2006



          AMERICAN AIRLINES REPORTS AUGUST TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported an August load factor of 81.9 percent - an increase of 0.4 points compared to the same period last year. Traffic decreased 1.4 percent year over year as capacity decreased 1.9 percent.
     Domestic traffic decreased 4.1 percent year over year on
4.8 percent less capacity. International traffic increased by
3.7 percent relative to last year on a capacity increase of
3.7 percent.
     American boarded 8.5 million passengers in August.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.

            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES

                                            AUGUST
                                     2006           2005      CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                        12,475,348     12,650,051      (1.4)%
   D.O.T. DOMESTIC              7,950,380      8,288,412      (4.1)
   INTERNATIONAL                4,524,968      4,361,639       3.7
   ATLANTIC                     1,907,431      1,904,555       0.2
   LATIN AMERICA                2,000,674      1,961,754       2.0
   PACIFIC                        616,863        495,330      24.5


AVAILABLE SEAT MILES (000)
 SYSTEM                        15,214,591     15,503,094      (1.9)%
   D.O.T. DOMESTIC              9,639,326     10,125,330      (4.8)
   INTERNATIONAL                5,575,265      5,377,764       3.7
   ATLANTIC                     2,292,394      2,213,714       3.6
   LATIN AMERICA                2,525,522      2,546,588      (0.8)
   PACIFIC                        757,349        617,462      22.7

LOAD FACTOR
 SYSTEM                            81.9 %         81.5 %       0.4 Pts
   D.O.T. DOMESTIC                 82.4           81.8         0.6
   INTERNATIONAL                   81.1           81.1         0.0
   ATLANTIC                        83.2           86.0        (2.8)
   LATIN AMERICA                   79.2           77.0         2.2
   PACIFIC                         81.4           80.2         1.2


PASSENGERS BOARDED              8,525,935      8,780,679      (2.9)%

SYSTEM CARGO TON MILES (000)      179,488        174,691       2.7 %




            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                     YEAR-TO-DATE AUGUST
                                     2006           2005      CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                        95,613,071     94,293,285       1.4 %
   D.O.T. DOMESTIC             62,398,441     62,651,977      (0.4)
   INTERNATIONAL               33,214,630     31,641,308       5.0
   ATLANTIC                    13,661,788     13,187,508       3.6
   LATIN AMERICA               15,181,180     14,881,491       2.0
   PACIFIC                      4,371,662      3,572,309      22.4

AVAILABLE SEAT MILES (000)
 SYSTEM                       117,799,308    119,247,930      (1.2)%
    D.O.T. DOMESTIC            75,351,485     78,226,236      (3.7)
    INTERNATIONAL              42,447,823     41,021,694       3.5
    ATLANTIC                   16,847,351     15,869,714       6.2
    LATIN AMERICA              20,023,148     20,641,001      (3.0)
    PACIFIC                     5,577,324      4,510,979      23.6

LOAD FACTOR
 SYSTEM                            81.1 %         79.0 %       2.1 Pts
    D.O.T. DOMESTIC                82.8           80.0         2.8
    INTERNATIONAL                  78.2           77.1         1.1
    ATLANTIC                       81.0           83.0        (2.0)
    LATIN AMERICA                  75.8           72.0         3.8
    PACIFIC                        78.3           79.1        (0.8)

PASSENGERS BOARDED             67,261,418     66,828,734       0.6 %

SYSTEM CARGO TON MILES (000)    1,452,683      1,450,981       0.1 %

                             ###

          AmericanAirlines  We know why you flySM

 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com